As filed with the Securities and Exchange Commission on July 14, 2000
                                                      Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                          MICROWAVE POWER DEVICES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                       13-3622306
(State or other jurisdiction of             (I.R.S. Employer Identification
incorporation or organization)                             Number)

                              49 WIRELESS BOULEVARD
                         HAUPPAUGE, NEW YORK, 11788-3935
               (Address of principal executive offices) (Zip code)

              MICROWAVE POWER DEVICES, INC. 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                                  ALFRED WEBER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          MICROWAVE POWER DEVICES, INC.
                              49 WIRELESS BOULEVARD
                            HAUPPAUGE, NY 11788-3935
                                 (631) 231-1400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                             STEPHEN W. RUBIN, ESQ.
                               PROSKAUER ROSE LLP
                                  1585 BROADWAY
                            NEW YORK, NEW YORK 10036
                                 (212) 969-3000

                        ---------------------------------












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


                                                   CALCULATION OF REGISTRATION FEE


                                                     Proposed
                                                      maximum           Proposed maximum
  Title of securities to be      Amount to be     offering price       aggregate offering            Amount of
         registered             registered (1)     per share(2)             price (2)            Registration Fee
-----------------------------  ----------------  -----------------  -------------------------  ---------------------
Common Stock, par                  500,000           $6.28125              $3,140,625                 $829.13
value $.01 per share
-----------------------------  ----------------  -----------------  -------------------------  ---------------------


     (1) The maximum number of shares as to which awards may be granted under the Microwave Power Devices, Inc. 1999 Stock Option Plan (the "Plan"). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers such additional indeterminate number of shares of Common Stock as may be offered or issued to adjust for any stock splits, stock dividends or similar transactions, as provided for by the Plan.

     (2) Computed pursuant to Rule 457(c) and (h) promulgated under the Securities Act and is the product of multiplying the 500,000 shares as to which options may be granted under the Plan by $6.28125, which is the average of the high and low price of the Registrant's Common Stock reported on the Nasdaq National Market on July 12, 2000. The price stated is estimated solely for the purpose of calculating the Registration Fee.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The Section 10(a) prospectus for the Microwave Power Devices, Inc. 1999 Stock Option Plan is not being filed with the Securities and Exchange Commission (the "Commission") as a part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Microwave Power Devices, Inc., a Delaware corporation (the "Company" or the "Registrant"), is registering herewith 500,000 shares of its common stock, par value $.01 per share (the "Common Stock"), which are issuable pursuant to the Microwave Power Devices, Inc. 1999 Stock Option Plan (the "Plan").

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
     ------   ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference:

          (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

          (2) Definitive Proxy Statement, dated April 6, 2000, filed in connection with the Company's 2000 Annual Meeting of Stockholders;

          (3) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

          (4) Description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A (No. 0-8574), pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statements and prior to the filing of a post-effective amendment which indicates that all remaining securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4. DESCRIPTION OF SECURITIES.
     ------ --------------------------

     Not applicable.

     ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.
     ------ --------------------------------------

     Not applicable.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     ------ ------------------------------------------

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for the indemnification of directors, officers, employees and other individuals against expenses (including attorney's fees), judgments, fines and other amounts incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions), if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Microwave Power Devices, Inc., or for a criminal matter, if they had no reasonable cause to believe that the conduct was unlawful. However, in the case of a derivative action, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action and then only if and to the extent that the appropriate court determines that such person is fairly and reasonably entitled to such indemnification. Section 145(f) of the DGCL permits advancement of expenses to a director or officer in such actions. In addition, Section 102(b) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director for monetary damages for breach of his fiduciary duty of care, but not for breaches of loyalty to the corporation and its stockholders, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or transactions from which a director derives improper benefit.

Article TENTH of the Company's Amended and Restated Certificate of Incorporation and Section 7 of the Company's By-laws provides for indemnification of the Company's officers and directors to the fullest extent provided by the DGCL and other applicable laws as currently in effect and as they may be amended in the future. The Company maintains directors' and officers' liability insurance insuring, with certain exceptions and conditions, the Company's directors and officers in their capacity as such against liability with respect to certain specified proceedings.

The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under Section 7 of the Company's By-Laws, Article Tenth of the Company's Amended and Restated Certificate of Incorporation or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction with question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     ------ ------------------------------------

     Not applicable.

     ITEM 8. EXHIBITS.
     ------  --------

     EXHIBIT

     NUMBER    DOCUMENT

      4.1   Amended and Restated  Certificate  of  Incorporation  of the Company
            (incorporated   by  reference  to  Exhibit  3.1  to  the   Company's
            Registration Statement on Form S-1 (Registration No. 33-94142))

      4.2 By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-94142))

      4.3 Microwave Power Devices, Inc. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

      *5.1  Opinion of Proskauer Rose LLP

      *23.1 Consent of Arthur Andersen LLP

      *23.3 Consent of Proskauer Rose LLP (included in Exhibit 5.1)

      *24   Power of Attorney (included on Signature Page)

*Filed herewith.

      ITEM  9. UNDERTAKINGS.
      ------   ------------

      (a)   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
          (iii) notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
          (iv) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on July 12, 2000.


                            /s/ Alfred Weber
                               Alfred Weber
                                Chairman, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Alfred Weber and Thomas Gilboy, either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Microwave Power Devices, Inc. and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the Company's 1999 Stock Option Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                Title                                 Date

/s/Alfred Weber           Chief Executive Officer; Director   July 12, 2000
    Alfred Weber          (Principal Executive Officer)

/s/Thomas Gilboy          Chief Financial Officer             July 12, 2000
    Thomas Gilboy         (Principal Financial Officer and
                          Principal Accounting Officer)

/s/ Merril M. Halpern     Director                            July 12, 2000
    Merril M. Halpern

/s/ A. Lawrence Fagan     Director                            July 12, 2000
    A. Lawrence Fagan

/s/ David J. Aldrich      Director                            July 12, 2000
    David J. Aldrich

/s/ Warren A. Law         Director                            July 12, 2000
    Warren A. Law

/s/ James S. Silver       Director                            July 12, 2000
    James S. Silver

/s/ James L. Morice       Director                            July 12, 2000
    James L. Morice

                                                                EXHIBIT 5.1


                          OPINION OF PROSKAUER ROSE LLP

Microwave Power Devices, Inc.
49 Wireless Boulevard
Hauppauge, New York  11788

Ladies and Gentlemen:

We are acting as counsel to Microwave Power Devices, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (together with the exhibits thereto, the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, relating to the registration of 500,000 shares (the "Shares") of common stock par value $.01 per share, of the Company. The Shares are to be issued by the Company upon exercise of certain options (the "Options") granted and to be granted to certain employees of the Company and its subsidiaries pursuant to the Company's 1999 Stock Option Plan (the "Plan").

As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plan. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper or necessary as a basis for rendering this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares will be, when issued upon due exercise of the options granted under the Plan, in accordance with the provisions of the Plan and in accordance with the stock option agreement entered into in accordance with the provisions of the Plan (including payment of the option exercise price provided for therein) legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                            Very truly yours,

                            PROSKAUER ROSE LLP

                                                        EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 17, 2000 included in the annual report on Form 10-K of Microwave Power Devices, Inc. for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                                 ARTHUR ANDERSEN LLP


Melville, New York
July 14, 2000